Exhibit 10.9

INOVALON HOLDINGS, INC. 2015 OMNIBUS INCENTIVE PLAN

NOTICE OF STOCK OPTION AWARD

You (“Grantee”) have been granted an option to purchase shares of Common Stock, subject to the terms and conditions of this Notice of Stock Option Award (“Notice”), the Inovalon Holdings, Inc. 2015 Omnibus Incentive Plan, as amended from time to time (“Plan”) and the Stock Option Award Agreement (“Option Agreement”) attached to this Notice.  Unless otherwise defined in this Notice, capitalized terms will have the same meaning as given to them in the Plan.

Date of Award

Option Exercise Price	$

Number of Option Shares

Type of Option:	Incentive Stock Option

Non-Qualified Stock Option

Expiration Date:

Post-Termination Exercise Period:	30 days

Vesting Schedule:

Subject to Grantee’s Continuous Service and other limitations set forth in this Notice, the Plan and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule (“Vesting Schedule”):

20% of the Option Shares (rounding up for any fractional shares) will vest on each of the first, second, third, fourth, and fifth anniversary dates of the Date of Award.

Inovalon Holdings, Inc.

2015 Omnibus Incentive Plan

Notice of Option Award

However, in the event of a Corporate Transaction:

(a)         for the portion of the Option that is Assumed or Replaced as part of the Corporate Transaction, the Option Shares underlying this portion of the Option will become fully vested immediately upon termination of Grantee’s Continuous Service if, within 12 months after the Corporate Transaction, the Continuous Service is terminated by the successor company or the Company without Cause or voluntarily by Grantee with Good Reason; and

(b)         for the portion of the Option that is neither Assumed nor Replaced as part of the Corporate Transaction, the Option Shares underlying this portion of the Option will automatically become fully vested immediately prior to the specified effective date of the Corporate Transaction, provided that Grantee’s Continuous Service has not terminated prior to this date.

In addition, in the event of a Change of Control, the Option Shares underlying the Option will become fully vested immediately upon termination of Grantee’s Continuous Service if, within 12 months after the Change of Control, Grantee’s Continuous Service is terminated by the Company without Cause or voluntarily by Grantee with Good Reason.

During any authorized leave of absence, the vesting of the Option as provided in this Notice will be suspended after the leave of absence exceeds a period of three (3) months.  Vesting of the Option will resume upon Grantee’s termination of the leave of absence and return to service to the Company or a Related Entity.  The Vesting Schedule of the Option will be extended by the length of the suspension.

In the event of termination of Grantee’s Continuous Service for Cause, Grantee’s right to exercise the Option will terminate concurrently with the termination of Grantee’s Continuous Service, except as otherwise determined by the Administrator.

The Option will be subject to the provisions of Section 11 of the Plan in the event of a Corporate Transaction or Change in Control.  The Option will be subject to Section 10 of the Plan in the event of certain changes in capitalization.

GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION WILL VEST, IF AT ALL, ONLY DURING THE PERIOD OF GRANTEE’S CONTINUOUS SERVICE (AND NOT DUE TO GRANTEE’S BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES UNDER THIS NOTICE).  GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT, OR THE PLAN WILL CONFER UPON GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF GRANTEE’S CONTINUOUS SERVICE, NOR WILL IT INTERFERE IN ANY WAY WITH GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY, OR ANY COMPANY RELATED ENTITY TO WHICH GRANTEE PROVIDES SERVICES, TO TERMINATE GRANTEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE.  GRANTEE ACKNOWLEDGES THAT UNLESS GRANTEE HAS A WRITTEN EMPLOYMENT

Inovalon Holdings, Inc.

2015 Omnibus Incentive Plan

Notice of Option Award

AGREEMENT WITH THE COMPANY OR A COMPANY RELATED ENTITY TO THE CONTRARY, GRANTEE’S EMPLOYMENT STATUS IS AT WILL.

Grantee acknowledges receipt of a copy of the Plan and the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof.  Grantee has reviewed this Notice, the Plan, and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement.

Grantee further acknowledges that, from time to time, the Company may be in a “blackout period” and/or subject to applicable federal securities laws that could subject Grantee to liability for engaging in any transaction involving the sale of the Company’s Option Shares.  Grantee further acknowledges and agrees that, prior to the sale of any Option Shares acquired under this Option, it is Grantee’s responsibility to determine whether or not the sale of Option Shares will subject Grantee to liability under insider trading rules or other applicable federal securities laws.

The Company may, in its sole discretion, decide to deliver this Notice, the Agreement, the Plan and the Plan prospectus (collectively, the “Plan Documents”) to Grantee by electronic means or request Grantee’s consent to participate in the Plan by electronic means.  Grantee hereby agrees to Company’s provision to Grantee of these documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Grantee acknowledges that Grantee has access to the Company’s intranet and has either received electronic or paper copies of the Plan Documents.

Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Option Agreement will be resolved by the Administrator in accordance with Section 15 of the Option Agreement.  Grantee further agrees to the venue and jurisdiction selection in accordance with Section 16 of the Option Agreement and agrees to notify the Company upon any change in Grantee’s residence address indicated in this Notice.

[Signatures on Next Page]

Inovalon Holdings, Inc.

2015 Omnibus Incentive Plan

Notice of Option Award

IN WITNESS WHEREOF, the Company and Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement.

INOVALON HOLDINGS, INC.
a Delaware corporation

Dated:	By:

	Name:	Keith R. Dunleavy, M.D.

	Title:	Chief Executive Officer

“GRANTEE”

Dated:	Signed:

Grantee’s Address:

INOVALON HOLDINGS, INC.

2015 OMNIBUS INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

1.              Grant of Option.  Inovalon Holdings, Inc., a Delaware corporation (the “Company”), hereby grants to Grantee (“Grantee”) named in the Notice of Stock Option Award (the “Notice”), an option (“Option”) to purchase the Total Number of Option Shares of Common Stock subject to the Option (“Option Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (“Exercise Price”), subject to the terms and provisions of the Notice, this Stock Option Award Agreement (“Option Agreement”) and the Company’s 2015 Omnibus Incentive Plan, as amended from time to time (“Plan”), which are incorporated into this Option Agreement by reference.  Unless otherwise defined in this Option Agreement, capitalized terms will have the same meaning as given to them in the Plan.

2.              Incentive Stock Option. If designated in the Notice as an Incentive Stock Option, the Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.  However, notwithstanding this designation, the Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.  The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Option Shares subject to options designated as Incentive Stock Options which become exercisable for the first time by Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company).  For purposes of this calculation, Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the shares subject to the options will be determined as of the grant date of the relevant option.

3.              Exercise of Option.

(a)         Right to Exercise.  The Option will be exercisable during its term in accordance with the vesting schedule specified in the Notice (“Vesting Schedule”) and the applicable provisions of the Plan and this Option Agreement.  The Option will be subject to the provisions of the Notice and Section 11 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction or Change in Control.  Grantee will be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator.  In no event will the Company issue fractional Option Shares.

(b)         Method of Exercise.  The Option will be exercisable by delivery of an exercise notice (a form of which is attached as Exhibit A) or by any other procedure as is specified from time to time by the Administrator (each an “Exercise Notice”). The Exercise Notice will state Grantee’s election to exercise the Option, the whole number of Option

Inovalon Holdings, Inc.

2015 Omnibus Incentive Plan

Stock Option Award Agreement

Shares for which the Option is being exercised, and any other provisions as may be required by the Administrator.  The Exercise Notice will be delivered in person, by certified mail, or by any other method (including electronic transmission) as determined from time to time by the Administrator to the Company and will be accompanied by payment of the Exercise Price and all applicable income and employment taxes required to be withheld (together “Exercise Payment”).  The Option will be deemed to be exercised upon receipt by the Company of the Exercise Notice, and payment in full of the Exercise Payment. The Exercise Payment will be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price as provided in Section 4(e) below to the extent this procedure is available to Grantee at the time of exercise and the exercise would not violate any Applicable Law.

(c)          Taxes.  Grantee is ultimately liable and responsible for all taxes owed by Grantee in connection with the Option, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the Option.  Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with any aspect of the Option.  The Company does not commit and is under no obligation to structure the Option to reduce or eliminate Grantee’s tax liability.  Prior to any event in connection with the Option that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any social insurance, employment tax, payment on account or other tax-related obligation (the “Tax Withholding Obligation”), Grantee must arrange for the satisfaction of the minimum amount of the Tax Withholding Obligation in a manner acceptable to the Company. At any time not less than five (5) business days (or such fewer number of business days as determined by the Administrator) before any Tax Withholding Obligation arises, Grantee may elect to satisfy Grantee’s Tax Withholding Obligation that the Company determines is sufficient by (i) wire transfer to such account as the Company may direct, (ii) delivery of a certified check payable to the Company, (iii) directing the Company to withhold from those Shares otherwise issuable to Grantee the whole number of Shares sufficient to satisfy the minimum applicable Tax Withholding Obligation or (iv) such other means as specified from time to time by the Administrator.  Grantee acknowledges that the withheld Shares may not be sufficient to satisfy Grantee’s minimum Tax Withholding Obligation.  Accordingly, Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the withholding of Shares described above. If Grantee does not make such arrangements, the Company may, at its sole election, satisfy Grantee’s Tax Withholding Obligation as follows:  Grantee’s acceptance of this Option constitutes Grantee’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to, upon the exercise of Company’s sole discretion, sell on Grantee’s behalf a whole number of Shares from those Shares issuable to Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Withholding Obligation (“Tax Obligation Sale”).  These Shares will be sold on the day the Tax

Inovalon Holdings, Inc.

2015 Omnibus Incentive Plan

Stock Option Award Agreement

Withholding Obligation arises or as soon thereafter as practicable. Grantee will be responsible for all broker’s fees and other costs related to a Tax Obligation Sale, and Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any Tax Obligation Sale.  To the extent the proceeds of a Tax Obligation Sale exceed Grantee’s minimum Tax Withholding Obligation, the Company agrees to pay the excess in cash to Grantee.  Grantee acknowledges that the Company or its designee is under no obligation to arrange for a Tax Obligation Sale at any particular price, and that the proceeds of any Tax Obligation Sale may not be sufficient to satisfy Grantee’s minimum Tax Withholding Obligation.  Accordingly, Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by a Tax Obligation Sale. The Company or a Related Entity also may satisfy any Tax Withholding Obligation by offsetting any amounts (including, but not limited to, salary, bonus and severance payments) payable to Grantee by the Company and/or a Related Entity.  Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the Option, Grantee agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not Grantee is an employee of the Company at that time.

(d)         Section 16(b).  Notwithstanding any provision of this Option Agreement to the contrary, other than termination of Grantee’s Continuous Service for Cause, if a sale, within the applicable time periods set forth in Sections 6, 7 or 8 below, of Option Shares acquired upon the exercise of the Option would subject Grantee to suit under Section 16(b) of the Exchange Act (“16(b) Suit”), the Option will remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of the Option Shares by Grantee would no longer be subject to a 16(b) Suit, (ii) the one hundred and ninetieth (190th) day after Grantee’s termination of Continuous Service, or (iii) the date on which the Option expires.

4.              Method of Payment.  Payment of the Exercise Price will be made by any one, or any combination of more than one, of the following at the election of Grantee; provided, however, at the time of payment, the exercise method must comply with all Applicable Laws and the portion of the Exercise Price equal to the par value of the Option Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(a)         cash;

(b)         check;

(c)          surrender of Option Shares held for the requisite period, if any, necessary to avoid a charge to the Company’s earnings for financial reporting purposes or delivery of a properly executed form of attestation of ownership of Option Shares as the Administrator may require which have a Fair Market Value on the date of surrender,

Inovalon Holdings, Inc.

2015 Omnibus Incentive Plan

Stock Option Award Agreement

equal to the aggregate Exercise Price of the Option Shares as to which the Option is being exercised;

(d)         payment through a “net exercise” where, without the payment of any funds, Grantee may exercise the Option and receive the net number of Option Shares equal to (i) the number of Option Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (as of a date determined by the Administrator) less the Exercise Price per Share, and the denominator of which is the Fair Market Value per Share (the number of net Option Shares to be received will be rounded down to the nearest whole number of Option Shares); or

(e)          payment through a broker-dealer sale and remittance procedure approved by the Administrator.

5.              Restrictions on Exercise.  The Option may not be exercised if, at the time of exercise, the issuance of the Option Shares subject to the Option would constitute a violation of any Applicable Laws.  In addition, the Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company.  If the exercise of the Option within the applicable time periods set forth in Section 6, 7 and 8 of this Option Agreement is prevented by the provisions of this Section 5, the Option will remain exercisable until one (1) month after the date Grantee is notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date set forth in the Notice.

6.              Termination or Change of Continuous Service.  In the event Grantee’s Continuous Service terminates other than for Cause, Grantee may, but only during the Post-Termination Exercise Period, exercise the portion of the Option that was vested at the date of termination (“Termination Date”).  The Post-Termination Exercise Period will commence on the Termination Date.  In the event of termination of Grantee’s Continuous Service for Cause, Grantee’s right to exercise the Option will, except as otherwise determined by the Administrator, terminate concurrently with the termination of Grantee’s Continuous Service (also the “Termination Date”).  In no event, however, will the Option be exercised later than the Expiration Date.  In the event of Grantee’s change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Option will remain in effect and the Option will continue to vest in accordance with the Vesting Schedule; provided, however, that with respect to any Incentive Stock Option that will remain in effect after a change in status from Employee to Director or Consultant, the Incentive Stock Option will cease to be treated as an Incentive Stock Option and will be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the change in status.  Except as provided in Sections 7 and 8 below, to the extent that the Option was unvested on the Termination Date, or if Grantee does not exercise the vested portion of the Option within the Post-Termination Exercise Period, the Option will terminate.

7.              Disability of Grantee.  In the event Grantee’s Continuous Service terminates as a result of his or her Disability, Grantee may, but only within six (6) months commencing on the

Inovalon Holdings, Inc.

2015 Omnibus Incentive Plan

Stock Option Award Agreement

Termination Date (but in no event later than the Expiration Date), exercise the portion of the Option that was vested on the Termination Date; provided, however, that if the Disability is not a “disability” as this term is defined in Section 22(e)(3) of the Code and the Option is an Incentive Stock Option, the Incentive Stock Option will cease to be treated as an Incentive Stock Option and will be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the Termination Date.  To the extent that the Option was unvested on the Termination Date, or if Grantee does not exercise the vested portion of the Option within the time specified in this Section 7, the Option will terminate.  Section 22(e)(3) of the Code provides that an individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

8.              Death of Grantee.  In the event of the termination of Grantee’s Continuous Service as a result of his or her death, or in the event of Grantee’s death during the Post-Termination Exercise Period or during the six (6) month period following Grantee’s termination of Continuous Service as a result of his or her Disability, the person who acquired the right to exercise the Option pursuant to Section 9 may exercise the portion of the Option that was vested at the date of termination within six (6) months commencing on the date of death (but in no event later than the Expiration Date).  To the extent that the Option was unvested on the date of death, or if the vested portion of the Option is not exercised within the time specified by this Section 8, the Option will terminate.

9.              Transferability of Option.  The Option, if an Incentive Stock Option, may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Grantee only by Grantee.  The Option, if a Non-Qualified Stock Option, may not be transferred in any manner other than by will or by the laws of descent and distribution; provided, however, that a Non-Qualified Stock Option may be transferred during the lifetime of Grantee to the extent and in the manner authorized by the Administrator.  Notwithstanding the foregoing, Grantee may designate one or more beneficiaries of Grantee’s Incentive Stock Option or Non-Qualified Stock Option in the event of Grantee’s death on a beneficiary designation form provided by the Administrator.  Following the death of Grantee, the Option, to the extent provided in Section 8, may be exercised (a) by the person or persons designated under the deceased Grantee’s beneficiary designation or (b) in the absence of an effectively designated beneficiary, by Grantee’s legal representative or by any person empowered to do so under the deceased Grantee’s will or under the then applicable laws of descent and distribution.  The terms of the Option will be binding upon the executors, administrators, heirs, successors and transferees of Grantee.

10.       Term of Option.  The Option must be exercised no later than the Expiration Date set forth in the Notice or any applicable earlier date specified in this Agreement.  After the Expiration Date or any applicable earlier date specified in this Agreement, the Option will be of no further force or effect and may not be exercised.

Inovalon Holdings, Inc.

2015 Omnibus Incentive Plan

Stock Option Award Agreement

11.       Tax Consequences.  Grantee may incur tax liability as a result of Grantee’s purchase or disposition of the Option Shares.  GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

12.       Lock-Up Agreement.

(a)         Agreement.  Grantee, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in the public offering or acquired on the public market after the offering) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or any shorter or longer period of time as the Lead Underwriter will specify.  Grantee further agrees to sign all documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to the Common Stock subject to the lock-up period until the end of the applicable period.  The Company and Grantee acknowledge that each Lead Underwriter of a public offering of the Company’s stock, during the period of the offering and for the lock-up period thereafter, is an intended beneficiary of this Section 12.

(b)         No Amendment Without Consent of Underwriter.  During the period from identification of a Lead Underwriter in connection with any public offering of the Company’s Common Stock until the earlier of (i) the expiration of the lock-up period specified in Section 12(a) in connection with the offering or (ii) the abandonment of the offering by the Company and the Lead Underwriter, the provisions of this Section 12 may not be amended or waived except with the consent of the Lead Underwriter.

13.       Entire Agreement: Governing Law.  The Notice, the Plan, and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter of this Option Agreement and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter this Option Agreement, and may not be modified adversely to Grantee’s interest except by means of a writing signed by the Company and Grantee.  Nothing in the Notice, the Plan, or this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.  The Notice, the Plan, and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.  Should any provision of the Notice, the Plan, or this Option Agreement, including, without limitation, any provision of Section 16 of this Option Agreement, be determined for any reason to be illegal, invalid or unenforceable, it is the specific intent of the parties that the provision will be modified to the minimum extent necessary to make it or

Inovalon Holdings, Inc.

2015 Omnibus Incentive Plan

Stock Option Award Agreement

its application valid and enforceable and will be enforced to the fullest extent allowed by law and the other provisions of the Notice, the Plan, and this Option Agreement will nevertheless remain effective and will remain enforceable.

14.       Construction.  The captions used in the Notice and this Option Agreement are inserted for convenience and will not be deemed a part of the Option for construction or interpretation. Except when otherwise indicated by the context, the singular will include the plural and the plural will include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

15.       Administration and Interpretation.  Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Option Agreement will be submitted by Grantee or by the Company to the Administrator.  The resolution of the question or dispute by the Administrator will be final and binding on all persons.

16.       Venue and Jurisdiction.  The parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan, or this Agreement will be brought exclusively in the United States District Court for Delaware (or should this court lack jurisdiction to hear the action, suit or proceeding, in a Delaware state court) and that the parties will submit to the jurisdiction of the court.  The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any suit, action or proceeding brought in the court.

17.       Notices.  Any notice required or permitted hereunder will be given in writing and will be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to any other address as a party may designate in writing from time to time to the other party.

END OF AGREEMENT

Inovalon Holdings, Inc.

2015 Omnibus Incentive Plan

Exhibit A  — Exercise Notice

EXHIBIT A

INOVALON HOLDINGS, INC. 2015 OMNIBUS INCENTIVE PLAN

EXERCISE NOTICE

[COMPANY

ADDRESS]

Attention: Secretary

1.                                      Exercise of Option.  Effective as of today,               ,     the undersigned (the “Grantee”) hereby elects to exercise Grantee’s option to purchase             shares of the Common Stock (the “Option Shares”) of Inovalon Holdings, Inc. (the “Company”) under and pursuant to the Company’s 2015 Omnibus Incentive Plan, as amended from time to time (the “Plan”) and the [  ] Incentive [  ] Non-Qualified Stock Option Award Agreement (the “Option Agreement”) and Notice of Stock Option Award (the “Notice”) dated               ,         .  Unless otherwise defined in this Exercise Notice, the terms defined in the Plan will have the same defined meanings in this Exercise Notice.

2.                                      Representations of Grantee.  Grantee acknowledges that Grantee has received, read and understood the Notice, the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

3.                                      Rights as Stockholder.  Until the Option Shares are issued (in certificate or book-entry form), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Option Shares, notwithstanding the exercise of the Option.  The Company will issue (or cause to be issued) the stock (in certificate or book-entry form) promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock is issued (in certificate or book-entry form), except as provided in Section 10 of the Plan.

4.                                      Delivery of Payment.  Grantee herewith delivers to the Company the full Exercise Price for the Option Shares, which, to the extent selected, will be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 4(e) of the Option Agreement.

5.                                      Tax Consultation.  Grantee understands that Grantee may suffer adverse tax consequences as a result of Grantee’s purchase or disposition of the Option Shares.  Grantee represents that Grantee has consulted with any tax consultants Grantee deems advisable in connection with the purchase or disposition of the Option Shares and that Grantee is not relying on the Company for any tax advice.

6.                                      Taxes.  Grantee agrees to satisfy all applicable foreign, federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of the obligations or has made arrangements acceptable to the Company to satisfy the obligations.  In the case of an Incentive Stock Option, Grantee also agrees, as partial

Inovalon Holdings, Inc.

2015 Omnibus Incentive Plan

Exhibit A  — Exercise Notice

consideration for the designation of the Option as an Incentive Stock Option, to notify the Company in writing within thirty (30) days of any disposition of any shares acquired by exercise of the Option if the disposition occurs within two (2) years from the Date of Award or within one (1) year from the date the Option Shares were transferred to Grantee.

7.                                      Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement will inure to the benefit of the successors and assigns of the Company.  This Exercise Notice will be binding upon Grantee and his or her heirs, executors, administrators, successors and assigns.

8.                                      Construction.  The captions used in this Exercise Notice are inserted for convenience and will not be deemed a part of this agreement for construction or interpretation.  Except when otherwise indicated by the context, the singular will include the plural and the plural will include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

9.                                      Administration and Interpretation.  Grantee hereby agrees that any question or dispute regarding the administration or interpretation of this Exercise Notice will be submitted by Grantee or by the Company to the Administrator.  The resolution of the question or dispute by the Administrator will be final and binding on all persons.

10.                               Governing Law; Severability.  This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.  Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, the provision will be enforced to the fullest extent allowed by law and the other provisions will nevertheless remain effective and will remain enforceable.

11.                               Notices.  Any notice required or permitted hereunder will be given in writing and will be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to any other address as a party may designate in writing from time to time to the other party.

12.                               Further Instruments.  The parties agree to execute any further instruments and to take any further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

13.                               Entire Agreement.  The Notice, the Plan and the Option Agreement are incorporated herein by reference and, together with this Exercise Notice, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and may not be modified adversely to Grantee’s interest except by means of a writing signed by the Company and Grantee.  Nothing in the Notice, the Plan, the Option

Inovalon Holdings, Inc.

2015 Omnibus Incentive Plan

Exhibit A  — Exercise Notice

Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

Submitted by:	Accepted by:

GRANTEE:	INOVALON HOLDINGS, INC.

By:

Title:
(Signature)

Address:	Address:

4321 Collington Road
Bowie, MD 20716